Exhibit (i)(1)


                                Hale and Dorr LLP
                               Counsellors At Law
                                 60 State Street
                           Boston, Massachusetts 02109
                          617-526-6000 FAX 617-526-5000



                                                          April 25, 2000



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 1 to the Registration Statement of The Wright Asset Allocation Trust (Trust) File Nos. 333-75181; 811-09263 (PEA no. 1)
                  -----------------------------------------------------

Gentlemen:

     Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 1 of its opinion, dated May 19, 1999, filed with the Securities and Exchange Commission on May 21, 1999, as exhibit no. (i)(1) to pre-effective amendment no. 1.

     The consent may not be used for any purpose other than as set forth above without our further consent.

                                           Very truly yours,

                                        /s/Hale and Dorr LLP

                                           Hale and Dorr LLP